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                                                                     EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-46240, 33-47533, 33-80606 and 33-94706 of Tetra Tech, Inc. on Form S-8 and
333-2766 of Tetra Tech, Inc. on Form S-3 of our reports dated November 7, 1997 (except for Note 5, as to which the date is December 15, 1997), appearing in, and incorporated by reference in, this Annual Report on Form 10-K for the year ended September 28, 1997.

DELOITTE & TOUCHE LLP

Los Angeles, California
December 22, 1997